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Tambrands Inc.
FORM 10-Q
PART II, Item 6., Exhibit 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.


(in thousands, except ratios)                     Nine months ended September 30,           Three months ended September 30,
                                                  -------------------------------           -------------------------------
                                                        1996             1995                    1996             1995
                                                       ------          -------                  ------           ------
Earnings:
  Income before income taxes                           $45,916         $103,153                ($11,611)         $42,934
  Fixed charges                                        $ 7,869         $  8,581                 $ 2,856          $ 3,107
                                                       -------         --------                --------          -------
    Earnings                                           $53,785         $111,734                ( $8,755)         $46,041
                                                       =======         ========                ========          =======
Fixed charges:
  Interest portion of operating
    lease expense:
    Operating lease expense                            $ 3,378         $  4,549                  $ 1,189         $ 1,730
    Assumed interest factor                               0.33             0.33                     0.33            0.33
                                                       -------         --------                 --------         -------

     Interest portion of operating
      lease expense                                      1,115            1,501                      392             571
Interest expense                                         6,754         $  7,080                    2,464           2,536
                                                       -------         --------                 --------         -------
    Fixed charges                                      $ 7,869          $ 8,581                  $ 2,856         $ 3,107
                                                       =======         ========                 ========         =======

Ratio of earnings to fixed charges                         6.8             13.0                     (3.1)           14.8
                                                       =======         ========                 ========         =======
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